Exhibit 99.1

CompuMed to Publish E-Newsletter for Customers and Investors

Los Angeles – December 10, 2007 – CompuMed, Inc. (CMPD.OB) - a medical informatics company serving the healthcare community with diagnostic software solutions – today announced that it will launch “CompuMedLINE” -- an electronic newsletter designed to provide customers, investors and other CompuMed’s stakeholders with comprehensive and timely company-related information.

Scheduled to debut at the first of the year, CompuMedLINE will be published from time to time as company developments warrant more detailed explanations and to assist stakeholders in understanding its strategies. It will focus on CompuMed plans and investor-related news, product information, customer profiles and market trends. It will be distributed via e-mail and archived on the company’s web site. Anyone interested in receiving the newsletter via e-mail may subscribe by sending a request to newsline@compumed.net or by registering at the Company’s web site www.compumed.net.

“We’re looking forward to enhancing our outreach with CompuMed stakeholders,” said CompuMed President and CEO Maurizio Vecchione. “CompuMedLINE will keep them up to speed with timely information on many of the latest company developments.”

About CompuMed

CompuMed, Inc. (OTCBB: CMPD) develops and markets products and services that combine advanced imaging with medical informatics.  Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases.  The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs.  CompuMed's core products, the OsteoGram® and CardioGram™, are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a noninvasive diagnostic system that has been proven by many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide.  The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist.  CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners.  Visit CompuMed online at www.compumed.net.

Statements contained in this press release that are not historical facts, such as statements about markets for the Company’s products and services and the Company’s ability to serve such markets profitably or at all, prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

Contact:  Susan Tellem

Tellem Worldwide, Inc.

310-479-6111 x1

stellem@tellem.com